      As filed with the Securities and Exchange Commission on June 7, 2001
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-8
                           ---------------------------
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                    THQ INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                13-3541686
      (State or Other Jurisdiction                    (I.R.S. Employer
    of Incorporation or Organization)                Identification No.)

                          27001 AGOURA ROAD, SUITE 325
                        CALABASAS HILLS, CALIFORNIA 91301
             (Address of Principal Executive Offices with Zip Code)

                          THQ INC. AMENDED AND RESTATED
                     NONEXECUTIVE EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                                BRIAN J. FARRELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    THQ INC.
                          27001 AGOURA ROAD, SUITE 325
                        CALABASAS HILLS, CALIFORNIA 91301
                                 (818) 871-5000
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                           CATHERINE E. ALBRIGHT, ESQ.
                           SIDLEY AUSTIN BROWN & WOOD
                              555 WEST FIFTH STREET
                          LOS ANGELES, CALIFORNIA 90013

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
          TITLE OF                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
      SECURITIES TO BE              AMOUNT TO BE          OFFERING PRICE           AGGREGATE              AMOUNT OF
         REGISTERED                 REGISTERED(1)          PER SHARE(2)        OFFERING PRICE(2)     REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value          928,000                $47.57            $44,144,960.00          $11,036.24
Preferred Share Purchase Rights        928,000                  (3)                    (3)                   (3)
========================================================================================================================

(1) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the THQ Inc. Amended and Restated Nonexecutive Employee Stock Option Plan in the event that, during the period that this Plan is in effect, the number of shares of Common Stock is increased or decreased or such shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Registrant through merger or consolidation, reorganization, recapitalization, spin-off, stock dividend, stock split, reverse stock split, exchange or other change in the corporate structure or capitalization of the Registrant that affects the Common Stock. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares that may be issued, in accordance with the provisions of the Plan, by reason of any such event.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, based upon the exercise price of $47.57, the average of the high and low prices of the above described shares on the NASDAQ National Market System on May 31, 2001 as reported by the National Association of Securities Dealers Automated Quotation System.

(3) Rights to purchase Series A Junior Participating Preferred Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1 PLAN INFORMATION*

ITEM 2 REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents that we filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, are incorporated by reference and are made a part of this registration statement:

        (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (b) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

        (c) Our Amendment to Registration Statement on Form 8-A (Registration No. 0-18813), filed with the Commission on June 7, 2001, including any amendment or report filed for the purpose of updating this Registration Statement; and

        (d) Our Amendment to Registration Statement on Form 8-A (Registration No. 1-15959), filed with the Commission on May 16, 2001, including any amendment or report filed for the purpose of updating this Registration Statement.

               All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered in this registration statement have been sold or which deregisters all securities that remain unsold, are deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents.

               Any statement contained in a document incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4  DESCRIPTION OF SECURITIES

               Our common stock is registered under Section 12 of the Exchange Act. See Item 3(c) above. Rights to purchase our Series A Junior Participating Preferred Stock are registered under Section 12 of the Exchange Act. See Item 3(d) above.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Attorneys at Sidley Austin Brown & Wood participating in matters for us own approximately 7,000 shares of our common stock.

ITEM 6  INDEMNIFICATION OF OFFICERS AND DIRECTORS

               Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, i.e., a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

               Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

               Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

               The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, or otherwise, to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

               We have entered into employment agreements with Brian J. Farrell, our President, Chief Executive Officer and a director and Jeffrey C. Lapin, our Chief Operating Officer, Vice Chairman and also a director, pursuant to which we have agreed to indemnify Messrs. Farrell & Lapin for losses, liabilities, damages and expenses incurred as a result of acting on our behalf, subject to certain conditions and limitations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8. EXHIBITS

  Exhibit
   Number                                  Description of Exhibit
--------------                             ----------------------
     4.1      Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to
              Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on January 9, 1998 (File No. 333-32221) (the "S-3 Registration Statement")).

     4.2      Amendment to Certificate of Incorporation (incorporated by reference to Exhibit
              3.2 to the Post-Effective Amendment No. 1 to the S-3 Registration Statement).

     4.3      Amended and Restated Bylaws (incorporated by reference to Exhibit
              3 to the Registrant's Current Report on Form 8-K, dated June 22,
              2000).

     4.4      Certificate of Designation of Series A Junior Participating Preferred Stock of
              THQ Inc. (incorporated by reference to Exhibit A of Exhibit 1 of Amendment No.
              1 to the Registration Statement on Form 8-A filed on May 16, 2001 (File No.
              001-15959)).

      5*      Opinion of Sidley Austin Brown & Wood.

    23.1*     Consent of Deloitte & Touche LLP.

    23.2*     Consent of Sidley Austin Brown & Wood (Included in Exhibit 5).

    24*       Powers of Attorney (Set forth on the signature page hereto).

    99 Information included in Item 5 of the Registrant's Current Report on Form 8-K, dated November 13, 2000 (incorporated by reference to
              Item 5 of the Registrant's Current Report on Form 8-K, filed on
              November 13, 2000).

----------

* Filed with this registration statement.

ITEM 9. UNDERTAKINGS.

               We hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby that remain unsold at the termination of the offering.

               We hereby undertake that, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, or otherwise, to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on June 7, 2001.

                                 THQ Inc.

                                 By: /s/ Brian J. Farrell
                                     -------------------------------------------
                                         Brian J. Farrell,
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

               Each person whose signature to this registration statement appears below hereby appoints Brian J. Farrell and Fred A. Gysi, and each of them, his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this registration statement, which amendments may make such changes in and additions to this registration statement as such attorneys-in-fact may deem necessary or appropriate.

               Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                                              Date
---------                         -----                                              ----
/s/ Brian J. Farrell              Director, President and                            June 7, 2001
------------------------------    Chief Executive Officer
Brian J. Farrell                  (Principal Executive Officer)

/s/ Jeffrey C. Lapin              Director, Vice Chairman and                        June 7, 2001
------------------------------    Chief Operating Officer
Jeffrey C. Lapin

/s/ Lawrence Burstein             Director                                           June 7, 2001
------------------------------
Lawrence Burstein

/s/ James L. Whims                Director                                           June 7, 2001
------------------------------
James L. Whims

/s/ L. Greg Ballard               Director                                           June 7, 2001
------------------------------
L. Greg Ballard

/s/ Fred A. Gysi                  Senior Vice President -- Finance                   June 7, 2001
------------------------------    and Administration, Chief Financial Officer
Fred A. Gysi                      and Secretary (Principal Financial Officer
                                  and Principal Accounting Officer)

                                INDEX OF EXHIBITS

Exhibit
 Number      Description of Exhibit
--------     ----------------------
  4.1        Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to
             Post-Effective Amendment No. 1 to the Registration Statement on Form S-3
             filed on January 9, 1998 (File No. 333-32221) (the "S-3 Registration
             Statement")).

  4.2        Amendment to Certificate of Incorporation (incorporated by reference to
             Exhibit 3.2 to the Post-Effective Amendment No. 1 to the S-3 Registration
             Statement).

  4.3        Amended and Restated Bylaws (incorporated by reference to
             Exhibit 3 to the Registrant's Current Report on Form 8-K, dated June 22, 2000).

  4.4        Certificate of Designation of Series A Junior Participating Preferred Stock
             of THQ Inc. (incorporated by reference to Exhibit A of Exhibit 1 of
             Amendment No. 1 to the Registration Statement on Form 8-A filed on May 16,
             2001 (File No. 001-15959)).

   5*        Opinion of Sidley Austin Brown & Wood.

 23.1*       Consent of Deloitte & Touche LLP.

 23.2*       Consent of Sidley Austin Brown & Wood (Included in Exhibit 5).

 24*         Powers of Attorney (Set forth on the signature page hereto).

 99 Information included in Item 5 of the Registrant's Current Report on Form 8-K, dated November 13, 2000 (incorporated by reference to
             Item 5 of the Registrant's Current Report on Form 8-K, filed on
             November 13, 2000).

--------

* Filed herewith